Exhibit 10.6 Memorandum of Understanding with interWave Communications, Inc.

                           MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding ("MOU") is made and entered into by and between
interWAVE Communications, Inc. a company organized under the laws of the State of Delaware, U.S.A., its principal place of business at 2495 Leghorn Street,
Mountain View, CA 94043 (hereafter referred to as "IWAV"); and, Telemetrix,
Inc., a corporation organized under the laws of the State of Delaware and having its principal place of business at 1225 Sage Street, Gering, Nebraska 69341
(hereafter referred to as "Telemetrix"), together the Parties.

WHEREAS, IWAV is a developer and manufacturer of GSM and CDMA infrastructure equipment; and

WHEREAS Telemetrix is a licensed and authorized mobile operator providing GSM switching services and other services to mobile operators; and

WHEREAS, the Parties desire to create and enter into a Co-Marketing Agreement for the purposes of enabling GSM and CDMA cellular network sales to small and roaming-only operators in North America and the Caribbean

NOW, THEREFORE, the Parties hereby recite their present intentions and understandings:

1.   Co-Marketing Obligations

     a)   The respective offerings of the companies address various technology requirements for the provision of wireless communications in the mobile operator environment. Pursuant to the terms of an agreement, both companies will collaborate on marketing the combined benefits of their equipment, software and services.

     b)   The companies will undertake joint marketing initiatives in order to develop new business opportunities together through new and existing distributors, channels and other business relationships. This will include, but may not be limited to, joint participation at trade shows, direct mail, speaking engagements, and the submittal of proposals to prospective customers.

2.   The Parties agree to enter into good faith negotiations to establish a definitive agreement establishing the rights, responsibilities and obligations of the Parties on or before June 30, 2004.

3.   Each Party will use reasonable efforts to promote the objectives of this
     MOU for as long as the MOU is in effect and ensure the availability of management and technical personnel to assist the other in  meeting the objectives of this MOU.

4.   Nothing in this Agreement is intended, or shall be construed, to require either Party to accept any terms and conditions in any proposal made by the other Party, except by written consent.

5.   This MOU shall remain in force from the effective date for four months thereafter unless it is terminated earlier in accordance with the following provisions.

     a)   the Parties finalize a definitive Agreement

     b)   without cause or excuse by either Party by delivering a notice of such termination to the other Party.  The termination of this MOU shall be deemed effective on the fifth (5th) day following the other Party's receipt of such termination notice.

The termination of this Agreement shall not abrogate the obligations of the parties with respect to the protection of proprietary or confidential information, as set forth in the mutual non-disclosure agreement dated XXXX.

6.   This Agreement is not intended by the parties to constitute or create a joint venture, partnership, or formal business organization of any kind, and the rights and obligations of the parties shall only be those expressly set forth herein. Neither party shall have authority to bind the other except to the extent authorized herein.

7.   Each party will bear all of its own costs, risks and liabilities it arising out of its obligations and efforts under this MOU during the period prior to establishment of a definitive Agreement. which are defined as the periods up to an award of a contract for the Program by the Government.

This MOU shall be deemed effective as of April 9, 2004 and shall expire on four months thereafter unless terminated earlier in accordance with the Paragraph hereof entitled TERMINATION.

IN WITNESS WHEREOF, the undersigned have executed this Memorandum of
Understanding as of the above date.

Telemetrix, Inc.                              interWAVE Communications, Inc.

Michael Tracy                                                 William T. Carlin
Chief Executive Officer                              Chief Operating Officer